Exhibit 99.1

Contact:

Investor Relations:

The Blueshirt Group

Nicole Gunderson

IR@mindbodyonline.com

888-782-7155

Media Contact:

Jennifer Saxon

jennifer.saxon@mindbodyonline.com

805-419-2839

MINDBODY Reports First Quarter 2016 Financial Results

Company delivers Revenue growth of 44% Year over Year

Subscription and Services Revenue grows 43% Year over Year

Payments Revenue grows 51% Year over Year

SAN LUIS OBISPO, Calif., May 3, 2016 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry and an emerging consumer marketplace, today announced financial results for the first quarter ended March 31, 2016.

“We had an excellent start to the year marked by accelerating revenue growth and record gross margins,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY. “These results demonstrate the ongoing success of all four components of our recurring revenue growth model, including new subscriber additions, our multi-tier subscriber pricing strategy, and our rapidly growing payments and technology partner revenue streams. Looking to the rest of the year, we expect to continue executing our growth strategy and leveraging the network effects rapidly taking hold in our business.”

“MINDBODY had a great first quarter, highlighted by 44% total revenue growth and strong margin improvements,” said Brett White, chief financial officer of MINDBODY. “Given our excellent performance across the business, we are pleased to announce that we are increasing our annual guidance.”

First Quarter 2016 Financial Results

•	Total revenue in the first quarter of 2016 was $32.0 million, a 44% increase year over year. Subscription and services revenue in the quarter was $19.3 million, a 43% increase year over year.
•	Payments revenue in the first quarter was $12.2 million, a 51% increase year over year.
•

Recurring revenue increased 46% year over year.  Recurring revenue is the sum of MINDBODY’s subscription and services revenue, and payments revenue. Recurring revenue comprised 98% of total revenue in the first quarter of 2016, up from 96% in the first quarter of 2015.

•

GAAP net loss attributable to common stockholders in the first quarter of 2016 was $(6.6) million, or $(0.17) per basic and diluted share, compared to a GAAP net loss attributable to common stockholders in the first quarter of 2015 of $(11.6) million, or ($1.03) per basic and diluted share.

•

Non-GAAP net loss[1] in the first quarter of 2016 was $(4.7) million, or $(0.12) per basic and diluted share, compared to a non-GAAP net loss in the first quarter of 2015 of $(6.7) million, or $(0.21) per basic and diluted share.

•	Adjusted EBITDA loss[1] in the first quarter of 2016 was $(2.4) million, compared to an Adjusted EBITDA loss in the first quarter of 2015 of $(5.3) million.

Recent Business Highlights

•	End of period subscribers grew 26% year over year to 53,603.
•	Average monthly revenue per subscriber (ARPS) grew 16% year over year to approximately $201.
•

Dollar-based net expansion rate was 113% as of the end of the first quarter of 2016, up from 109% from one year ago. This metric nets the effects of subscriber churn against the increasing value of subscribers retained indicating the consistent increase in value of MINDBODY’s subscriber cohorts over time.

•	Payments volume increased 30% year over year to approximately $1.52 billion.
•

Appointed Gail Goodman, former CEO of Constant Contact, to the Board of Directors. Goodman served as President and CEO of the online marketing firm Constant Contact for over 16 years, managing its growth from startup through initial public offering and for eight years as a publicly traded company.

•

The MINDBODY app earned the 2016 Webby Award and Webby People's Voice Award from the International Academy of Digital Arts and Sciences in the category of Mobile App: Fitness and Recreation. The Webby awards recognize some of the most innovative work on the Internet.

•

Included in Inc. Magazine's second annual Founders 40 list, which recognizes companies that have gone public in the past 36 months with annual revenue between $50 million and $2 billion, and that have continued to maintain an entrepreneurial spirit and drive innovation, while having at least one of the original founders at the helm.

1Non-GAAP net loss and adjusted EBITDA are non-GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Outlook

For the second quarter of 2016, MINDBODY expects to report:

•	Revenue for the second quarter of 2016 in the range of $32.7 million to $33.7 million, representing 32% to 36% growth over the second quarter of 2015.
•	Revenue for the full year of 2016 in the range of $135.7 million to $138.7 million, representing 34% to 37% growth over 2015.
•	Non-GAAP net loss for the second quarter of 2016 in the range of $(6.0) million to $(5.0) million and weighted average shares outstanding for the second quarter of approximately 39.7 million shares.
•	Non-GAAP net loss for the full year of 2016 in the range of $(19.4) million to $(22.4) million and weighted average shares outstanding for the full year of approximately 39.8 million shares.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, MINDBODY has provided a reconciliation of historical GAAP to non-GAAP financial measures in the financial statement tables included in this press release. An explanation of these measures is also included under the heading "Non-GAAP Financial Measures."

Quarterly Conference Call and Related Information

MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (855) 542-4215, or outside the U.S. (412) 455-6078, with Conference ID#81170650, at least five minutes prior to the 1:30 p.m. PT start time.
•

Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•	Audio replay: An audio replay will be available between 4:30 p.m. PT May 3, 2016 and 8:59 p.m. PT May 6, 2016 by calling (855) 859-2056 or (404) 537 3406 with Passcode 81170650.

About MINDBODY

MINDBODY, Inc. (NASDAQ: MB) is the leading provider of cloud-based business management software for the wellness services industry and an emerging consumer marketplace, with over 53,000 local business subscribers in over 130 countries and territories. These subscribers provide a variety of wellness services to over 29 million active consumers. MINDBODY's integrated software and payments platform helps business owners in the wellness services industry run, market and build their businesses. MINDBODY also helps consumers more easily evaluate, engage and transact with these businesses, enabling them to live healthier and happier lives. For more information, visit mindbodyonline.com.

© 2016 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Love Your Business are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements, including, among others, statements relating to our growth strategy; the influence of and network effects across our platform; current estimates of second quarter and full year 2016 revenue, non-GAAP net loss, and non-GAAP weighted average shares outstanding; expectations relating to the performance of our payments platform and growth of our technology revenue streams; our path to profitability, including our prediction for when we will be adjusted EBITDA positive and our expected adjusted EBITDA margin; expected gross margins for the remainder of 2016; expectations relating to our research and development expenses and general and administrative expenses; trends relating to our enterprise subscribers; expectations about net subscriber growth, churn and lifetime value; the performance of our Marketing Platform and App; and expectations regarding market growth.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and corporate wellness offerings; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; and our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Form 10-K, which was filed with the Securities and Exchange Commission on March 4, 2016 and the risks described under the heading “Risk Factors” that will be in our Form 10-Q, which will be filed with the Securities and Exchange Commission for the quarterly period ended March 31, 2016, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Definitions of all key metrics used in this press release can be found in our filings with the SEC.

Non-GAAP Financial Measures

In this press release and the related conference call, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, recurring revenue, non-GAAP net loss, non-GAAP weighted average shares outstanding, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors.  Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP.  Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, impairment charges, provision for income taxes, and other income (expense), net, which consisted of interest income and expense, and other miscellaneous other income (expense). We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.  We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; (3) Adjusted EBITDA excludes stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (4) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Recurring revenue, Non-GAAP net loss, non-GAAP weighted average shares outstanding and non-GAAP net loss per share

We define recurring revenue as the sum of subscription and services revenue and payments revenue. We define non-GAAP net loss as the respective GAAP balance adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, and (3) deemed dividend – preferred stock modification. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period.  These non-GAAP financial measures have a number of limitations, including the following: (1) these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (2) other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

# # #

MINDBODY, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$91,451	$93,405
Accounts receivable, net of allowance for doubtful accounts of $163 and $90 as of March 31, 2016 and December 31, 2015	7,854	6,643
Prepaid expenses and other current assets	3,286	3,082
Total current assets	102,591	103,130
Property and equipment, net	33,509	31,754
Intangible assets, net	560	636
Goodwill	5,396	5,396
Other noncurrent assets	507	498
TOTAL ASSETS	$142,563	$141,414

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,449	$4,426
Accrued expenses and other liabilities	9,038	7,911
Deferred revenue, current portion	3,687	3,367
Other current liabilities	658	645
Total current liabilities	19,832	16,349

Deferred revenue, noncurrent portion	2,275	1,886
Deferred rent, noncurrent portion	1,298	1,254
Financing obligation on leases, noncurrent portion	15,861	15,961
Other noncurrent liabilities	166	181
Total liabilities	39,432	35,631
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 16,472,377 shares issued and outstanding as of March 31, 2016; 1,000,000,000 shares authorized, 14,931,016 shares issued and outstanding as of December 31, 2015	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 23,217,356 shares issued and outstanding as of March 31, 2016; 100,000,000 shares authorized, 24,296,346 shares issued and outstanding as of December 31, 2015	—	—
Additional paid-in capital	274,330	270,436
Accumulated other comprehensive loss	(223)	(271)
Accumulated deficit	(170,976)	(164,382)
Total stockholders' equity	103,131	105,783
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY	$142,563	$141,414

MINDBODY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue (1)	$32,006	$22,263
Cost of revenue (2)	9,972	8,693
Gross profit	22,034	13,570
Operating expenses:
Sales and marketing (2)	13,229	9,717
Research and development (2)	7,417	4,725
General and administrative (2)	7,523	6,780
Total operating expenses	28,169	21,222
Loss from operations	(6,135)	(7,652)
Change in fair value of preferred stock warrant	—	(150)
Interest income	16	3
Interest expense	(328)	(17)
Other income (expense), net	(74)	(39)
Loss before provision for income taxes	(6,521)	(7,855)
Provision for income taxes	73	6
Net loss	(6,594)	(7,861)
Accretion of redeemable convertible preferred stock	—	(5,459)
Deemed dividend—preferred stock modification	—	1,748
Net loss attributable to common stockholders	$(6,594)	$(11,572)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(1.03)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,450,020	11,201,755

(1)	Total revenue by category is presented below:

	Three Months Ended March 31,
	2016	2015
Subscription and services	19,257	13,461
Payments	12,151	8,022
Product and other	598	780
Total revenue	$32,006	$22,263

(2)	Stock-based compensation expense included above was as follows:
	Three Months Ended March 31,
	2016	2015
Cost of revenue	$215	$100
Sales and marketing	583	541
Research and development	495	96
General and administrative	620	403
Total stock-based compensation expense	$1,913	$1,140

MINDBODY, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,594)	$(7,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,848	1,218
Stock-based compensation expense	1,913	1,140
Change in fair value of preferred stock warrant	—	150
Other	248	162
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(1,381)	(969)
Prepaid expenses and other current assets	(203)	(545)
Other assets	21	18
Accounts payable	(434)	202
Accrued expenses and other liabilities	1,125	(276)
Deferred revenue	715	97
Deferred rent	44	120
Net cash used in operating activities	(2,698)	(6,544)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,137)	(3,396)
Change in restricted cash and deposits	—	780
Acquisition of business	—	(3,000)
Net cash used in investing activities	(1,137)	(5,616)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on financing and capital lease obligations	(87)	(10)
Payments of deferred offering cost	—	(263)
Proceeds from employee stock purchase plan	1,679	—
Proceeds from exercise of equity awards	302	3
Other	(33)	(73)
Net cash provided by (used in) financing activities	1,861	(343)
Effect of exchange rate changes on cash and cash equivalents	20	(73)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,954)	(12,576)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,405	34,675
CASH AND CASH EQUIVALENTS, END OF PERIOD	$91,451	$22,099

Reconciliation of Adjusted EBITDA
	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net loss	$(6,594)	$(7,861)
Stock-based compensation expense	1,913	1,140
Depreciation and amortization	1,848	1,218
Change in fair value of preferred stock warrant	—	150
Provision for income taxes	73	6
Other (income) expense, net	386	53
Adjusted EBITDA	$(2,374)	$(5,294)

Reconciliation of net loss attributable to common stockholders
	Three Months Ended March 31,
	2016	2015
	(in thousands)
GAAP net loss attributable to common stockholders	$(6,594)	$(11,572)
Stock-based compensation expense	1,913	1,140
Accretion of redeemable convertible preferred stock	—	5,459
Deemed dividend—preferred stock modification	—	(1,748)
Non-GAAP net loss attributable to common stockholders	$(4,681)	$(6,721)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted
	Three Months Ended March 31,
	2016	2015
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.17)	$(1.03)
Non-GAAP adjustments to net loss attributable to common stockholders	0.05	0.43
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	—	0.39
Non-GAAP net loss per share attributable to common (1) stockholders, basic and diluted	$(0.12)	$(0.21)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders
	Three Months Ended March 31,
	2016	2015
GAAP weighted-average shares used to compute net loss per share attributable to common stockholder, basic and diluted	39,450,020	11,201,755
Conversion of preferred stock into common stock	—	20,673,680
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,450,020	31,875,435

(1) Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding preferred redeemable convertible stock to common stock as of the beginning of the period.